EXHIBIT 23.1



                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CUC International Inc. 1997 Stock Incentive Plan of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

                                           ERNST & YOUNG LLP


         Stamford, Connecticut
         December 17, 1997